PETER LINDHOUT, CONSULTANT

#901 – 2055 Yukon Street, Vancouver, British Columbia, V5Y 4B7

CONSULTANT ADVISOR AGREEMENT

STATEMENT OF GENERAL TERMS & CONDITIONS

THIS AGREEMENT is made as of the November 6th 2006

BETWEEN:

Infotec Business Systems Inc., (OTCBB:IFTC) a company incorporated in Nevada USA, having a business address at 1122 Mainland, Suite 230, Vancouver, British Columbia, V6B 5L1

(hereinafter called “Company”)

OF THE FIRST PART

AND:

Peter Lindhout a consultant, having an office at Suite 901 – 2055 Yukon Street, Vancouver, British Columbia, Canada V5Y 4B7

(hereinafter called “ Advisor”)

OF THE SECOND PART

This will confirm the arrangements, terms and conditions pursuant to which the Advisor has been retained to serve as a Consultant to the Company for a six (6) month period, commencing on the date hereof, subject to the termination provisions set forth in Paragraph 2 hereof. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following terms and conditions:

1.	Duties of Advisor.

Advisor shall, as more fully set forth below in this Paragraph 1, assist the Company in furthering Interest and Awareness in the European Community.

Initialed: Advisor ____ / IFTC ____

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Advisor agrees to:

a)

coordinate a comprehensive awareness campaign to assist with the corporate image including featured  profiles by several reputable groups, Internet T.V. advertising,  lead generation related to advertising revenues, internet tv commercials.

b)	making introductions to other various networks to broaden Ebahn’s viewing network
c)	work already completed in web development and introductions to America One TV Network
d)	be available on request, on appropriate notice, to meet with the Company's Management and/or Board of Directors for quarterly management meetings; and
e)	the Advisor will not trade in the securities of the Company while in possession of material information about the Company that has not been publicly disclosed

The services described in Paragraph 1 may be rendered by Advisor without any direct supervision by the Company and at such time and place in such manner (whether by conference, telephone, letter or otherwise) as Advisor may reasonably determine.

2.	Term.

The term of Advisor's engagement hereunder shall be for six (6) months, commencing on the date hereof (the "Term"). Notwithstanding the foregoing, however, this Agreement can be terminated by the Company upon 45 days written notice.

3.	Compensation and Expense Reimbursement.
a)	1,550,000 shares of common stock (the “Compensation Shares”) for a 6 month engagement.
b)

Company will be responsible for any expenses incurred in connection with this Agreement, i.e. road shows, travel, marketing materials to name a few and shall promptly reimburse Advisor  for  all reasonable out-of-pocket expenses  incurred in connection with its engagement  hereunder.  All expenses incurred by Advisor on behalf of Company over $2500 shall be borne by the Company only after it has authorized such expenses in writing.

4.	No Agency Authority.

The Advisor shall not have and shall not hold itself out as having any authority to act as agent for the Company or bind it in any way.

Initialed: Advisor ____ / IFTC ____

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5.	Company's Responsibilities, Representations and Warranties.

In connection with Advisor's engagement, the Company will furnish Advisor with any information concerning the Company that Advisor deems reasonable and appropriate and will provide Advisor with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Advisor that all such information concerning the Company, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company represents and warrants to Advisor that any financial projections or forecast provided to Advisor are "forward looking statements" as that term is used in Section 21E of the Securities Exchange Commission Act of 1934 and represent the best currently available estimates by the management of the Company of the future financial performance by the Company (or its business) and are based upon reasonable assumptions. The Company acknowledges and agrees that Advisor will be using and relying upon such information supplied by the Company and its officers, agents and others and upon any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Advisor of the Company or its business or assets.

6.	Available Time.

Advisor shall make available such time as it, in its reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.

7.	Relationship.

Nothing herein shall constitute Advisor as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon in writing for a particular purpose. Except as might hereinafter be expressly agreed, Advisor shall not have the authority to obligate or commit the Company in any manner whatsoever.

8.	Confidentiality Relating to this Agreement.

Neither the Company nor Advisor shall disclose (except to its partners, accountants and attorneys), without specific consent from the other party, any information relating to this Agreement or any Transactions contemplated hereby, including without limitation, the existence of this Agreement.

9.	Private Placement of Compensation Shares.
9.1

Documents Required from Advisor.  The Advisor shall complete, sign and return to the Company as soon as possible, on request by the Company, such additional documents, notices and undertakings as may be required by regulatory authorities and applicable law.

Initialed: Advisor ____ / IFTC ____

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9.2	Acknowledgements of Advisor. The Advisor acknowledges and agrees that:
(a)

the Advisor agrees and acknowledges that none of the Compensation Shares have been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state securities laws.  However, the parties acknowledge that the Company shall register the Compensation Shares forthwith following this Agreement;

(b)

the Advisor has not acquired the Compensation Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Compensation Shares; provided, however, that the Advisor may sell or otherwise dispose of any of the Compensation Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)

the Compensation Shares will be subject in the United States to a one (1) year hold period from the date of issuance of the Compensation Shares unless such Compensation Shares are registered with the Securities and Exchange Commission (“SEC”);

(d)

the decision to execute this Agreement and purchase the Compensation Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company other than those made by the Company in the information the Company has filed with the SEC;

(e)

it will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Advisor contained herein or in any document furnished by the Advisor to the Company in connection

Initialed: Advisor ____ / IFTC ____

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herewith being untrue in any material respect or any breach or failure by the Advisor to comply with any covenant or agreement made by the Advisor to the Company in connection therewith;

(f)	the issuance and sale of the Compensation Shares to the Advisor will not be completed if it would be unlawful;
(g)

the Compensation Shares are not listed on any stock exchange or subject to quotation and no representation has been made to the Advisor that the Compensation Shares will become listed on any other stock exchange or subject to quotation on any other quotation system except that market makers are currently making markets in the Company’s common stock on the OTC Bulletin Board;

(h)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Compensation Shares;
(i)	there is no government or other insurance covering the Compensation Shares;
(j)	there are risks associated with an investment in the Compensation Shares, including the risk that the Advisor could lose all of its investment;
(k)

the Advisor and the Advisor’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Compensation Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(l)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Advisor during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Compensation Shares hereunder have been made available for inspection by the Advisor, the Advisor’s lawyer and/or advisor(s);

(m)

the Company will refuse to register any transfer of the Compensation Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(n)	the statutory and regulatory basis for the exemption claimed for the offer of the Compensation Shares, although in technical compliance with

Initialed: Advisor ____ / IFTC ____

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Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(o)

the Advisor has been advised to consult the Advisor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Compensation Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Advisor is resident in connection with the distribution of the Compensation Shares hereunder, and
(ii)	applicable resale restrictions.

9.3          Representations, Warranties and Covenants of the Advisor. The Advisor hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the end of the expiry of the Term or early termination of this Agreement) that:

(a)	the Advisor is not a U.S. Person and is a resident in Canada;
(b)	the Advisor is not acquiring the Compensation Shares for the account or benefit of, directly or indirectly, any U.S. Person;
(c)

the sale of the Compensation Shares to the Advisor as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Advisor;

(d)

the Advisor is acquiring the Compensation Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Compensation Shares in the United States or to U.S. Persons;

(e)

the Advisor is outside the United States when receiving and executing this Agreement and is acquiring the Compensation Shares as principal for the Advisor’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Compensation Shares;

(f)	the entering into of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Advisor;
(g)	the entering into of this Agreement and the transactions contemplated thereby will not result in the violation of any of the terms and provisions

Initialed: Advisor ____ / IFTC ____

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of any law applicable to the Advisor, or of any agreement, written or oral, to which the Advisor may be a party or by which the Advisor is or may be bound;

(h)	the Advisor has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Advisor enforceable against the Advisor in accordance with its terms;
(i)

the Advisor has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Compensation Shares and the Company;

(j)

the Advisor is not an underwriter of, or dealer in, the common shares of the Company, nor is the Advisor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Compensation Shares;

(k)	the Advisor is not aware of any advertisement of pertaining to the Company or any of the Compensation Shares; and
(l)	no person has made to the Advisor any written or oral representations:
(i)	that any person will resell or repurchase any of the Compensation Shares;
(ii)	that any person will refund the purchase price of any of the Compensation Shares;
(iii)	as to the future price or value of any of the Compensation Shares; or
(iv)

that any of the Compensation Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Compensation Shares of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

9.4          Legending of Compensation Shares. The Advisor hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Compensation Shares will bear a legend in substantially the following form:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS

Initialed: Advisor ____ / IFTC ____

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EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

The Advisor hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

10.	Assignment.

This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld by the party whose consent is required.

11.	Amendment.

This Agreement may not be amended or modified except in writing signed by both parties.

12.	Governing Law.

This Agreement shall be deemed to have been made and delivered in Vancouver British Columbia, and this Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the British Columbia.

Initialed: Advisor ____ / IFTC ____

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Advisor is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing this enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

INFOTEC BUSINESS SYSTEMS INC.

/s/ Arthur Griffiths

Arthur Griffiths

CEO

/s/ Peter Lindhout

Peter Lindhout

Consultant

Initialed: Advisor ____ / IFTC ____

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